Focus Enhancements Presenting at Today's Roth Capital Partners 18th

Annual Growth Stock Conference

Company Expands Preliminary Full Year 2005 Results and 2006 Financial

Outlook

CAMPBELL, CA -- (MARKET WIRE) -- 02/21/06 -- Focus Enhancements, Inc.

(NASDAQ: FCSE) today announced additional fourth quarter and full-year 2005 preliminary results and expanded on its financial outlook for the full-year 2006.

On January 30, 2006, the company announced it expects fourth quarter

2005 revenue to be approximately $6.0 million and expects a loss per share of approximately $0.05; thereby expecting full-year 2005 revenue of $24.5 million and a net loss of $0.25 per share. The company also expects gross margins for the year 2005 to approximate

36 percent.

"In 2005, we laid the foundation for 30 percent-plus revenue growth in 2006, with the expectation that our 2006 revenue would increase to over $32 million," stated Brett Moyer, president and chief executive officer of Focus Enhancements. "Our Semiconductor Business is poised to benefit from the growth opportunities in the portable media player

(PMP) market with reference designs with AMD and Freescale as well as the internet protocol television (IPTV) markets with reference designs with AMD and Intel. In the Systems Business, we continue to add to our list of our industry leading customers such as Canon, JVC,

and Panasonic. Our recently announced $10 million in convertible debt funding positions us well as we near the completion of our Ultra

Wideband (UWB) development effort.  Currently, tape-out of the digital chip is expected in the first quarter 2006 and first silicon of the digital chip and the sampling of Evaluation Kits are expected in the second quarter 2006. With revenue from other products in the

Semiconductor Business growing rapidly, we believe its revenue contribution will increase from an expected 15 percent in 2005 to approximately 20 percent in 2006."

These expected results are preliminary and unaudited. There can be no assurance that the company's final results for the fourth quarter and full-year 2005 will be within the ranges specified above.  Final results for the fourth quarter and year ended December 31, 2005 are expected to be reported in early March, at which time management will conduct a conference call.  The date and time of the conference call will be announced.

Focus Enhancements will present at the Roth Capital Partners 18th

Annual Growth Stock Conference today, February 21, 2006, at 11:30 a.m.

PT. Presenting from management will be Brett Moyer, president and chief executive officer.  The presentation will be webcast live and archived at the company's web site, www.focusinfo.com.

About Focus Enhancements, Inc.

Focus Enhancements Inc. (NASDAQ: FCSE), headquartered in Campbell,

CA, is a leading designer of world-class solutions in advanced,

proprietary video and wireless video technologies. The company's

Semiconductor Group develops integrated circuits (ICs) for

high-performance applications in the video convergence market,

including IPTV set-top boxes and portable media players. Focus

Enhancements is currently developing a wireless IC chip set based on the WiMedia UWB standard and designed to be compatible with Wireless

USB and used in personal computer (PC), consumer electronics (CE),

and mobile electronics applications. The company's System Group develops video products for the digital media markets, with customers in the broadcast, video production, digital signage and digital asset management markets. More information on Focus Enhancements may be obtained from the company's SEC filings, or by visiting the Focus

Enhancements home page at http://www.Focusinfo.com.

Safe Harbor Statement

Statements in this press release which are not historical including statements regarding management's intentions, hopes, expectations,

representations, plans or predictions about the future are

forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995.  Such statements include statements regarding management's expectations of funding

requirements in 2006, demand for Focus Enhancements' products, which impacts revenue and the gross margin percentage, management's plans to complete its Ultra Wideband (UWB) semiconductor chip designs, move

UWB technology to silicon, and the performance of its UWB technology in silicon. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers' acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs and delays in research and development, the company's ability to maintain adequate funding to develop and implement UWB technology, the ability of the company to migrate its UWB technology to silicon in a timely manner, if at all, the performance and acceptance of its UWB technology if and when successfully moved to silicon, and the risk factors specified in the company's Form 10-K/A for the year ended

December 31, 2004, Forms 10-Q, 10-Q/A and 10-Q for the periods ending

March 31, 2005, June 30, 2005 and September 30, 2005, as well as other filings with the SEC. These statements are based on information as of February 21, 2006 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Focus Enhancements Investors:

Kirsten Chapman / David Barnard, CFA

Lippert/Heilshorn & Assoc.

(415) 433-3777

david@lhai-sf.com